Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 1 TO MASTER CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is made as of February 1, 2010 by and among (i) SNH FM FINANCING LLC, a Delaware limited liability company (“Borrower”); (ii) CITIBANK, N.A., a national banking association (“Lender”); and (iii) Fannie Mae, that body corporate duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. § 1716 et seq. and duly organized and existing under the laws of the United States, and its successors and assigns (“Fannie Mae”).

RECITALS

A.            Borrower and Lender are parties to that certain Master Credit Facility Agreement dated August 4, 2009 (as the same may be amended, restated, modified or supplemented from time to time, the “Master Agreement”).

B.            Pursuant to the Master Agreement, Lender provided term loans in the aggregate amount of $512,934,000 to Borrower, comprised of a $205,174,000 Variable Loan, and a $307,760,000 Fixed Loan.

C.            Immediately after the execution of the Master Agreement, the Lender’s interests under the Master Agreement were assigned by the Lender to Fannie Mae pursuant to that certain Assignment of Master Credit Facility Agreement and Other Loan Documents dated as of August 4, 2009.

D.            Borrower has requested and Lender has consented to the amendment of the Master Agreement. In connection therewith, Fannie Mae, Lender and Borrower desire to amend the Master Agreement in certain respects as set forth herein.

E.             Fannie Mae, Lender and Borrower intend these Recitals to be a material part of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.  Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 2.  Amendment.

(i)            Section 8.03 (b)(i) is hereby deleted in its entirety and replaced with the following:

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Amendment No. 1 to Master Credit Facility Agreement

(Senior Housing Properties Trust Credit Facility)

“(i)          Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the close of its fiscal year during the Term of this Agreement, the balance sheet showing all assets and liabilities of Borrower and Key Principal as of the end of such fiscal year, the statement of income, expenses, equity and retained earnings of Borrower’s operation and Key Principal’s operation for such fiscal year, and the statement of changes in financial position and cash flows of Borrower and Key Principal for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP consistently applied. The Borrower financial statements will be accompanied by a certificate of an authorized representative of Borrower acceptable to Lender stating that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the results of its operations and financial condition for the periods and dates indicated. The Key Principal’s financial statements will be accompanied by an audit report of Key Principal’s independent certified public accountants to the effect that (a) such financial statements have been audited by such accountants, (b) such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit as to the going concern nature of the business. As soon as available, and in any event within ninety (90) days after the close of its fiscal year during the Term of this Agreement, Key Principal’s Chief Financial Officer will provide to Lender, a letter as of January 1 of each year, to the effect that such officer has reviewed the records and systems of the Borrower and the Key Principal and that Borrower is in compliance with subsections (v), (vi) and (xvi) of the Single- Purpose requirements (as set forth in the definition of Single-Purpose herein) (the “Compliance Letter”). If the Key Principal is no longer a publicly traded entity, such Compliance Letter will be provided by Borrower and Key Principal’s independent certified public accounting firm or any other nationally recognized accounting firm and such Compliance Letter will be based upon agreed upon procedures satisfactory to Lender. All financial statements required by this subsection (i) with respect to Key Principal shall be audited, and all financial statements required by this subsection (i) with respect to Borrower may be unaudited;”

Section 3.  Full Force and Effect.  Except as expressly modified hereby, the Master Agreement and all of the terms, conditions, covenants, agreements and provisions thereof remain in full force and effect and are hereby ratified and affirmed.

Section 4.  Reserved.

Section 5.  Counterparts.  This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 6.  Governing Law. The provisions of Section 15.06 of the Master Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”) are hereby incorporated into this Amendment by this reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

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Amendment No. 1 to Master Credit Facility Agreement

(Senior Housing Properties Trust Credit Facility)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

SNH FM Financing LLC, a Delaware
limited liability company

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

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Amendment No. 1 to Master Credit Facility Agreement

(Senior Housing Properties Trust Credit Facility)

ACKNOWLEDGED AND AGREED TO BY IDOT GUARANTORS

SNH FM Financing Trust, a Maryland real
estate investment trust

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

Ellicott City Land I, LLC, a Delaware
limited liability company

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

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Amendment No. 1 to Master Credit Facility Agreement

(Senior Housing Properties Trust Credit Facility)

LENDER:

Citibank, N.A., a national banking association

By:	/s/ Kathy Millhouse
Name:	Kathy Millhouse
Title:	Vice President

Amendment No. 1 to Master Credit Facility Agreement

(Senior Housing Properties Trust Credit Facility)

FANNIE MAE

By:	/s/ Michael W. Dick
Name:	Michael W. Dick
Title:	Assistant Vice President

Amendment No. 1 to Master Credit Facility Agreement

(Senior Housing Properties Trust Credit Facility)